Exhibit 10.24

***Certain information has been excluded from this exhibit because it is both (i) not material and (ii) the type that the registrant customarily and actually treats as private or confidential. Such omitted information is indicated by brackets (“[***]”) in this exhibit***

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 25th day of August, 2021, by and between BMR-ROAD TO THE CURE LP, a Delaware limited partnership (“Landlord”), and ASPEN NEUROSCIENCE, INC., a Delaware corporation (“Tenant”).

RECITALS

A.
WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of March 27, 2019 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of June 10, 2021 (the “First Amendment”) (collectively, and as the same may have been amended, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 10835 Road to the Cure, San Diego, California (the “Building”);
B.
WHEREAS, Landlord and Tenant desire to expand the Premises to include that certain space known as Suite 230 located on the second (2nd) floor of the Building consisting of approximately eight thousand six hundred twenty-nine (8,629) square feet of Rentable Area (as more particularly described on Exhibit A attached hereto, the “Suite 230 Additional Premises”); and
C.
WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.
Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.
2.
Suite 230 Additional Premises. Effective as of the Suite 230 Additional Premises Term Commencement Date (as defined in Section 10 below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Suite 230 Additional Premises for use by Tenant in accordance with the Permitted Use and no other uses. From and after the Suite 230 Additional Premises Term Commencement Date, the term “Premises,” as used in the Lease, shall include the Suite 230 Additional Premises.
3.
Rentable Area; Pro Rata Share. Pursuant to the First Amendment, Landlord and Tenant agreed to expand the Existing Premises (as defined in the First Amendment) to include certain Additional Premises (as defined in the First Amendment). Because it is not certain whether the Additional Premises Term Commencement Date (as defined in the First Amendment) or the Suite 230 Additional Premises Term Commencement Date (as defined below) will occur first, Section 3 of the First Amendment is hereby deleted in its entirety and in lieu of that Section, the parties agree as follows:

In the event the Additional Premises Term Commencement Date occurs before the Suite 230 Additional Premises Term Commencement Date, then the chart in Section 2.2 of the Existing Lease is deleted in its entirety and replaced with the following as of the Additional Premises Term Commencement Date:

Definition or Provision	Means the Following (As of the Additional Premises Term Commencement Date)
Approximate Rentable Area of Premises	22,162 square feet
Approximate Rentable Area of Building	67,998 square feet
Tenant’s Pro Rata Share of Building	32.59%

However, in the event the Suite 230 Additional Premises Term Commencement Date occurs before the Additional Premises Term Commencement Date, then the chart in Section 2.2 of the Existing Lease is deleted in its entirety and replaced with the following as of the Suite 230 Additional Premises Term Commencement Date:

Definition or Provision	Means the Following (As of the Suite 230 Additional Premises Term Commencement Date)
Approximate Rentable Area of Premises	19,670 square feet
Approximate Rentable Area of Building	67,998 square feet
Tenant’s Pro Rata Share of Building	28.93%

Regardless of which of the foregoing options occurs, upon the occurrence of the later of the Additional Premises Term Commencement Date and the Suite 230 Additional Premises Term Commencement Date, the chart in Section 2.2 of the Existing Lease (as modified by either of the above charts) shall be deleted and replaced with the following:

Definition or Provision	Means the Following (As of the later of the Additional Premises Term Commencement Date and the Suite 230 Additional Premises Term Commencement Date)
Approximate Rentable Area of Premises	30,791 square feet
Approximate Rentable Area of Building	67,998 square feet
Tenant’s Pro Rata Share of Building	45.28%

4.
Base Rent. Initial monthly and annual installments of Base Rent with respect to the Suite 230 Additional Premises as of the Suite 230 Additional Premises Term Commencement Date will be as follows:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent*	Annual Base Rent*
Month 1 – Month 12	8,629	[***]	[***]	[***]

* Note: Base Rent for the Suite 230 Additional Premises is subject to (i) annual increase as set forth in Section 5.1 below, and (ii) the Suite 230 Additional Premises Free Rent Period (as defined in Section 5.2 below).

5.
Base Rent Adjustments; Suite 230 Additional Premises Free Rent Period.
5.1
Base Rent with respect to the Suite 230 Additional Premises shall be subject to an [***] of the then-current Base Rent with respect to the Suite 230 Additional Premises. The first such adjustment shall become effective commencing on the first (1st) annual anniversary of the Suite 230 Additional Premises Term Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary for so long as the Lease continues in effect.
5.2
Notwithstanding anything to the contrary contained herein, and so long as no (monetary or material non-monetary) Default by Tenant has occurred and remains uncured as of the Suite 230 Additional Premises Term Commencement Date, Tenant shall not be required to pay Base Rent for the Suite 230 Additional Premises only for the second (2nd), third (3rd) and fourth (4th) full calendar months after the Suite 230 Additional Premises Term Commencement Date (such period, the “Suite 230 Additional Premises Free Rent Period”); provided, however, that the total amount of Base Rent abated during the Suite 230 Additional Premises Free Rent Period shall not exceed [***]. During the Suite 230 Additional Premises Free Rent Period, Tenant shall continue to be responsible for the payment of all of Tenant’s other Rent obligations under the Lease, including Base Rent for the Existing Premises (and the Additional Premises, if applicable), and all Additional Rent such as Operating Expenses, the Property Management Fee (which shall be calculated as if the Suite 230 Additional Premises Free Rent Period was not in effect) and costs of utilities for the entire Premises. Upon the occurrence of any (monetary or material non-monetary) Default during the Suite 230 Additional Premises Free Rent Period, the Suite 230 Additional Premises Free Rent Period shall immediately expire, and Tenant shall no longer be entitled to any further abatement of Base Rent pursuant to this Section; provided, however, that if Tenant cures such Default prior to the date that the Suite 230 Additional Premises Free Rent Period would otherwise end, such Suite 230 Additional Premises Free Rent Period and the abatement of Base Rent granted pursuant to this Section shall be reinstated for the remaining Suite 230 Additional Premises Free Rent Period (i.e., the Suite 230 Additional Premises Free Rent Period will not be tolled during the time that Tenant is in Default, but upon the cure of such Default, Tenant will be provided abatement for any remaining Suite 230 Additional Premises Free Rent Period after the date of such cure). In the event of any Default that results in termination of the Lease, then, as part of the recovery to which Landlord is entitled pursuant to the Lease, and in addition to any other rights or remedies to which Landlord may be entitled pursuant to the Lease, at law or in equity, Landlord shall be entitled to the immediate recovery, as of the day immediately prior to such termination of the Lease, of the unamortized amount of Base Rent that Tenant would have paid had the Suite 230 Additional Premises Free Rent Period not been in effect.

6.
Existing Premises Base Rent.
6.1
Base Rent for the Existing Premises and the Additional Premises will continue to be payable pursuant to the Existing Lease.
7.
Lease Term. The Term with respect to the Suite 230 Additional Premises (the “Suite 230 Additional Premises Term”) shall commence on the Suite 230 Additional Premises Term Commencement Date (as defined below), and shall expire on the New Expiration Date (as defined in Section 7 of the First Amendment), such that the Term with respect to the entire Premises (including the Existing Premises, the Additional Premises and the Suite 230 Additional Premises) shall expire on the New Expiration Date.
8.
Tenant Improvements. Landlord shall cause the work (the “Tenant Improvements”) described in the Work Letter attached hereto as Exhibit B (the “Work Letter”) to be constructed in the Suite 230 Additional Premises pursuant to the Work Letter at a cost to Landlord not to exceed [***] (the “TI Allowance”). The TI Allowance may be applied to the costs of (m) construction of the Tenant Improvements in the Suite 230 Additional Premises, (n) project management by Landlord (which fee shall equal [***] of the cost of the Tenant Improvements, including the TI Allowance), (o) commissioning of mechanical, electrical and plumbing systems by a licensed, qualified commissioning agent hired by Landlord, and review of such party’s commissioning report by a licensed, qualified commissioning agent hired by Tenant, (p) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (q) building permits and other taxes, fees, charges and levies by Governmental Authorities for permits or for inspections of the Tenant Improvements, and (r) costs and expenses for labor, material, equipment and fixtures. In no event shall the TI Allowance be used for (w) payments to Tenant or any affiliates of Tenant, (x) the purchase of any furniture, personal property or other non-building system equipment, (y) costs arising from any default by Tenant of its obligations under the Lease or (z) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors). The term “Substantially Complete” or “Substantial Completion” means that the Tenant Improvements are substantially complete in accordance with the Approved Plans (as defined in the Work Letter), except for punch list items which do not materially interfere with Tenant’s use of the Suite 230 Additional Premises for the Permitted Use. Notwithstanding anything in the Lease (including the Work Letter) to the contrary, Landlord’s obligation to timely achieve Substantial Completion shall be subject to extension on a day-for-day basis as a result of Force Majure.
9.
Existing Tenant. Tenant acknowledges and agrees that (a) the Suite 230 Additional Premises is currently occupied by a third party tenant (the “Existing Tenant”) whose lease is not scheduled to expire until December 31, 2021 (the “Existing Tenant’s Lease”), and (b) construction of the Tenant Improvements shall not commence until after the Existing Tenant vacates the Suite 230 Additional Premises. Once the Existing Tenant’s Lease expires and the Existing Tenant vacates the Suite 230 Additional Premises, Landlord shall promptly deliver possession of the Suite 230 Additional Premises to Tenant (subject to the terms, conditions and provisions of this Amendment, including Article 13 below). Upon Landlord’s delivery of the Suite 230 Additional Premises to Tenant, Tenant shall be permitted to commence business operations in the Suite 230 Additional Premises (subject to the terms, conditions and provisions of this Amendment, including Article 10 and Article 13 below).
10.
Suite 230 Additional Premises Term Commencement Date. The “Suite 230 Additional Premises Term Commencement Date” shall be the date that is the earliest to occur of (a) the day that Tenant first commences business operations in the Suite 230 Additional Premises, (b) the day that the Tenant Improvements are Substantially Complete, and (c) the day that is the later of (i) February 1, 2022, and (ii) the day that Landlord first delivers possession of the Suite 230 Additional Premises to Tenant. Tenant shall execute and deliver to Landlord written acknowledgment of the actual Suite 230 Additional Premises Term Commencement Date within ten (10) business days after Tenant takes occupancy of the Suite 230 Additional Premises, in the form attached as Exhibit C hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the Suite 230

Additional Premises Term Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain any governmental licensing or similar governmental approval of the Suite 230 Additional Premises required for the Permitted Use by Tenant shall not serve to extend the Suite 230 Additional Premises Term Commencement Date.
11.
Early Access. During the time period (if any) between the date the Suite 230 Additional Premises are delivered to Tenant in accordance with Section 9 above and the Suite 230 Additional Premises Term Commencement Date, Tenant may access the Suite 230 Additional Premises for the purpose of installing improvements or the placement of personal property. Prior to such access, (y) Tenant shall have delivered to Landlord the Additional Security Deposit (as defined below) in accordance with Section 16 below, and (z) Tenant shall furnish to Landlord evidence satisfactory to Landlord in advance that insurance coverages required of Tenant under the provisions of Article 23 of the Original Lease are in effect and applicable to the Suite 230 Additional Premises. Any entry under this Section shall be subject to all the terms and conditions of the Lease. Notwithstanding anything to the contrary in this Amendment, if the Suite 230 Additional Premises Term Commencement Date is delayed due to any access under this Section, then the Suite 230 Additional Premises Term Commencement Date shall be the date that the Suite 230 Additional Premises Term Commencement Date would have occurred but for such delay.
12.
TI Deadline. Tenant shall have until the date that is six (6) months after the Suite 230 Additional Premises Term Commencement Date (such date, the “TI Deadline”), to expend the unused portion of the TI Allowance, after which date Landlord’s obligation to fund any such costs shall expire. In no event shall any unused TI Allowance entitle Tenant to a credit against Rent payable under the Lease.
13.
Occupancy Prior to Substantial Completion.
13.1
Tenant acknowledges and agrees that (a) the Suite 230 Additional Premises Term Commencement Date may occur prior to the Substantial Completion of the Tenant Improvements, and (b) construction of the Tenant Improvements shall not affect or otherwise delay the Suite 230 Additional Premises Term Commencement Date.
13.2
Tenant acknowledges that Landlord may be constructing the Tenant Improvements in the Suite 230 Additional Premises after the Suite 230 Additional Premises Term Commencement Date and during Tenant’s occupancy of the Suite 230 Additional Premises for the Permitted Use. Tenant shall permit Landlord to enter the Suite 230 Additional Premises at all times (including during business hours) to construct the Tenant Improvements, and Tenant shall otherwise reasonably cooperate with Landlord throughout the construction process to enable Landlord to complete the Tenant Improvements in a timely and efficient manner. In constructing the Tenant Improvements, Landlord shall reasonably cooperate with Tenant so as to cause as little interference to Tenant as is reasonably possible; provided, however, that in no event shall Landlord’s construction of the Tenant Improvements in the Suite 230 Additional Premises (a) cause Rent to abate under the Lease, (b) give rise to any claim by Tenant for damages or (c) constitute a forcible or unlawful entry, a detainer or an eviction of Tenant. Tenant acknowledges and agrees that Tenant (not Landlord), at Tenant’s sole cost and expense, shall be solely responsible for (x) moving Tenant’s property during Landlord’s construction of the Tenant Improvements, (y) moving Tenant’s property back to its desired location after Landlord’s completion of the Tenant Improvements and (z) protecting any Tenant’s property that remains in the Suite 230 Additional Premises during Landlord’s construction of the Tenant Improvements. In addition, Landlord shall not be liable for any damage to property, injury to persons, or damage to Tenant’s business caused by the completion of the Tenant Improvements during the Suite 230 Additional Premises Term.

14.
Condition of the Suite 230 Additional Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Suite 230 Additional Premises, or with respect to the suitability of the Suite 230 Additional Premises, the Building or the Project for the conduct of Tenant’s business. Tenant acknowledges that (a) it is fully familiar with the condition of the Suite 230 Additional Premises and agrees to take the same in its condition “as is” as of the Suite 230 Additional Premises Term Commencement Date and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Suite 230 Additional Premises for Tenant’s occupancy or to pay for or construct any improvements to the Suite 230 Additional Premises, except for performance of the Tenant Improvements and with respect to payment of the TI Allowance. Notwithstanding the foregoing, Landlord agrees that it will construct the Tenant Improvements in compliance with all Applicable Laws in effect as of the date of issuance of building permits for the Tenant Improvements. As part of the Tenant Improvements, Landlord shall cause the base Building heating, ventilating and air conditioning, electrical, plumbing and fire and life safety systems serving the Suite 230 Additional Premises to be in good working condition as of the Suite 230 Additional Premises Term Commencement Date (such obligation, “Landlord’s Suite 230 Additional Premises Delivery Obligation”). Tenant’s taking possession of the Suite 230 Additional Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Suite 230 Additional Premises, the Building and the Project were at such time in good, sanitary and satisfactory condition and repair and that Landlord’s Suite 230 Additional Premises Delivery Obligation was satisfied; provided that, if Landlord fails to satisfy Landlord’s Suite 230 Additional Premises Delivery Obligation (“Suite 230 Additional Premises Delivery Shortfall”), then Tenant may, as its sole and exclusive remedy, deliver notice of such failure to Landlord detailing the nature of such failure (“Suite 230 Additional Premises Shortfall Notice”); provided, further, that any Suite 230 Additional Premises Shortfall Notice must be received by Landlord no later than the date (the “Suite 230 Additional Premises Shortfall Notice Deadline”) that is thirty (30) days after the Suite 230 Additional Premises Term Commencement Date. In the event that Landlord receives a Suite 230 Additional Premises Shortfall Notice on or before the Suite 230 Additional Premises Shortfall Notice Deadline, Landlord shall, at Landlord’s expense, promptly remedy the Suite 230 Additional Premises Delivery Shortfall. Landlord shall not have any obligations or liabilities in connection with a failure to satisfy Landlord’s Suite 230 Additional Premises Delivery Obligation except to the extent such failure is identified by Tenant in a Suite 230 Additional Premises Shortfall Notice delivered to Landlord on or before the Suite 230 Additional Premises Shortfall Notice Deadline. Notwithstanding anything to the contrary in the Lease, Landlord shall not have any obligations or liabilities in connection with any failure of the above referenced systems to be in good working condition due to any event, circumstance or other factor arising or occurring after the Suite 230 Additional Premises Term Commencement Date (including, without limitation, (i) any act or omission of Tenant, Tenant’s contractors or subcontractors, or any of their respective employees, agents or invitees, or (ii) Tenant’s failure to properly repair or maintain the Suite 230 Additional Premises (to the extent required by the Lease)), and no Suite 230 Additional Premises Delivery Shortfall shall be deemed to have occurred as a result thereof. Nothing in the foregoing sentence shall take away from any ongoing repair and maintenance responsibilities of Landlord required by the terms and conditions of the Existing Lease.
15.
Certified Access Specialist. The Suite 230 Additional Premises have not undergone inspection by a Certified Access Specialist (“CASp,” as defined in California Civil Code Section 55.52). Even if not required by California law, the Suite 230 Additional Premises may be inspected by a CASp to determine whether the Suite 230 Additional Premises comply with the ADA, and Landlord may not prohibit a CASp performing such an inspection. If Tenant requests that such an inspection take place, Landlord and Tenant shall agree on the time and manner of the inspection, as well as which party will pay the cost of the inspection and the cost to remedy any defects identified by the CASp. A Certified Access Specialist can inspect the Suite 230 Additional Premises and determine whether the Suite 230 Additional Premises comply with all of the applicable construction-related accessibility standards under State law. Although State law does not require a Certified Access Specialist inspection of the Suite 230 Additional Premises, Landlord may not prohibit Tenant from obtaining a Certified

Access Specialist inspection of the Suite 230 Additional Premises for the occupancy or potential occupancy of Tenant, if requested by Tenant. Landlord and Tenant shall agree on the arrangements for the time and manner of the Certified Access Specialist inspection, the payment of the fee for the Certified Access Specialist inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Suite 230 Additional Premises.
16.
Security Deposit. The Security Deposit under the Lease is hereby increased by an amount equal to [***] (the “Additional Security Deposit”), such that the total amount of the Security Deposit required under the Lease shall be [***] (the “Aggregate Security Deposit Amount”). Within five (5) business days after the full execution and delivery of this Amendment, Tenant shall deposit with Landlord an amount equal to the Additional Security Deposit. For avoidance of doubt, Tenant shall be permitted to satisfy the requirement for the Additional Security Deposit by delivering a replacement L/C Security in the Aggregate Security Deposit Amount or by delivering an additional L/C Security in the amount of the Additional Security Deposit.
17.
Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Hughes Marino (“Tenant’s Broker”) and Jones Lang LaSalle Brokerage, Inc. (“Landlord’s Broker”), and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Tenant’s Broker and Landlord’s Broker, employed or engaged by it or claiming to have been employed or engaged by it. Tenant’s Broker is entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commission to Tenant’s Broker pursuant to a separate agreement between Landlord and Tenant’s Broker.

Landlord represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Tenant’s Broker and Landlord’s Broker, and agrees to reimburse, indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant, at Landlord’s sole cost and expense) and hold harmless Tenant for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Tenant’s Broker and Landlord’s Broker, employed or engaged by it or claiming to have been employed or engaged by it.

18.
No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge without duty of inquiry, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.
19.
Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.
20.
Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.
21.
Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.
22.
Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.
23.
Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

BMR-ROAD TO THE CURE LP, a Delaware limited partnership

By:	/s/ Marie Lewis
Name:	Marie Lewis
Title:	Senior Vice President, Legal and Assistant Secretary

TENANT:

ASPEN NEUROSCIENCE, INC., a Delaware corporation

By:	/s/ Damien McDevitt
Name:	Damien McDevitt
Title:	President and CEO

8/24/2021

EXHIBIT A

SUITE 230 ADDITIONAL PREMISES

EXHIBIT B

TENANT WORK LETTER

This Work Letter (this “Work Letter”) is made and entered into as of the ___ day of _______, 2021, by and between BMR-ROAD TO THE CURE LP, a Delaware limited partnership (“Landlord”), and ASPEN NEUROSCIENCE, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Second Amendment to Lease of even date herewith (the “Amendment,” and, together with the Existing Lease, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), by and between Landlord and Tenant for the Premises located at 10835 Road to the Cure, San Diego, California. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

1.
General Requirements.
1.1
Authorized Representatives.
(a)
Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (i) Chris Burrus as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Work Letter and (ii) an officer of Landlord as the person authorized to sign any amendments to this Work Letter or the Lease. Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative. Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.
(b)
Tenant designates Stephanie Macleod and Kameel Farag (each, a “Tenant’s Authorized Representative”) as the persons authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by one of Tenant’s Authorized Representatives. Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord. For the avoidance of doubt, authorization, consent, initials or signature by either one of Tenant’s Authorized Representatives shall be effective for purposes of this Work Letter (i.e., authorization, consent, initial or signature by both of Tenant’s Authorized Representatives shall not be required).
1.2
Schedule. The schedule for design and development of the Tenant Improvements in the Suite 230 Additional Premises, including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule to be prepared by Landlord and reasonably approved by Tenant (the “Schedule”). The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as otherwise provided in this Work Letter.
1.3
Landlord’s Architects, Contractors and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of the Tenant Improvements shall be selected by Landlord; provided that Landlord hereby approves McFarlane Architects, Inc. as the architect for the Tenant Improvements.

EXHIBIT B

2.
Tenant Improvements. All Tenant Improvements shall be performed by Landlord’s contractor, at Tenant’s sole cost and expense (subject to Landlord’s obligations with respect to any portion of the TI Allowance) and in substantial accordance with the Approved Plans (as defined below), the Amendment and this Work Letter. To the extent that the total projected cost of the Tenant Improvements (as projected by Landlord) exceeds the TI Allowance (such excess, the “Excess TI Costs”), Tenant shall pay the costs of the Tenant Improvements on a pari passu basis with Landlord as such costs are paid, in the proportion of Excess TI Costs payable by Tenant to the TI Allowance. If the cost of the Tenant Improvements (as projected by Landlord) increases or decreases over Landlord’s initial projection, then Tenant’s pari passu share shall be adjusted accordingly. Upon completion of the Tenant Improvements, the final, actual cost of the Tenant Improvements will be determined, and a reconciliation performed by Landlord, and promptly following such reconciliation, Landlord or Tenant, as applicable, will make any required payment based on the final costs. If Tenant fails to pay, or is late in paying, any sum due to Landlord under this Work Letter, then Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent. All material and equipment furnished by Landlord or its contractors as the Tenant Improvements shall be new or “like new,” and the Tenant Improvements shall be performed in a first-class, workmanlike manner.
2.1
Work Plans. Landlord shall prepare and submit to Tenant for approval schematics covering the Tenant Improvements prepared in conformity with the applicable provisions of this Work Letter (the “Draft Schematic Plans”). The Draft Schematic Plans shall contain sufficient information and detail to accurately describe the proposed design to Tenant. Tenant shall notify Landlord in writing within five (5) days after receipt of the Draft Schematic Plans whether Tenant approves or objects to the Draft Schematic Plans and of the manner, if any, in which the Draft Schematic Plans are unacceptable. Tenant’s failure to respond within such five (5) day period shall be deemed approval by Tenant. If Tenant reasonably objects to the Draft Schematic Plans, then Landlord shall revise the Draft Schematic Plans and cause Tenant’s objections to be remedied in the revised Draft Schematic Plans. Landlord shall then resubmit the revised Draft Schematic Plans to Tenant for approval, such approval not to be unreasonably withheld, conditioned or delayed. Tenant’s approval of or objection to revised Draft Schematic Plans and Landlord’s correction of the same shall be in accordance with this Section until Tenant has approved the Draft Schematic Plans in writing or been deemed to have approved them. The iteration of the Draft Schematic Plans that is approved or deemed approved by Tenant without objection shall be referred to herein as the “Approved Schematic Plans.”
2.2
Construction Plans. Landlord shall prepare final plans and specifications for the Tenant Improvements that (a) are consistent with and are logical evolutions of the Approved Schematic Plans and (b) incorporate any other Tenant-requested (and Landlord-approved) Changes (as defined below). As soon as such final plans and specifications (“Construction Plans”) are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such Construction Plans shall be approved or disapproved by Tenant within five (5) days after delivery to Tenant. Tenant’s failure to respond within such five (5) day period shall be deemed approval by Tenant. If the Construction Plans are disapproved by Tenant, then Tenant shall notify Landlord in writing of its reasonable objections to such Construction Plans, and the parties shall confer and negotiate in good faith to

EXHIBIT B

reach agreement on the Construction Plans. Promptly after the Construction Plans are approved by Landlord and Tenant, two (2) copies of such Construction Plans shall be initialed and dated by Landlord and Tenant, and Landlord shall promptly submit such Construction Plans to all appropriate Governmental Authorities for approval. The Construction Plans so approved, and all change orders specifically permitted by this Work Letter, are referred to herein as the “Approved Plans.”
2.3
Changes to the Tenant Improvements. Any changes to the Approved Plans (each, a “Change”) shall be requested and instituted in accordance with the provisions of this Article 2 and shall be subject to the written approval of the non-requesting party in accordance with this Work Letter.
(a)
Change Request. Either Landlord or Tenant may request Changes after Tenant approves the Approved Plans by notifying the other party thereof in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any requested Changes, including (a) the Change, (b) the party required to perform the Change and (c) any modification of the Approved Plans and the Schedule, as applicable, necessitated by the Change. If the nature of a Change requires revisions to the Approved Plans, then the requesting party shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the Tenant Improvements as a result of such Change. Change Requests shall be signed by the requesting party’s Authorized Representative.
(b)
Approval of Changes. All Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The non-requesting party shall have five (5) business days after receipt of a Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the Change Request. The non-requesting party’s failure to respond within such five (5) business day period shall be deemed approval by the non-requesting party.
3.
Requests for Consent. Except as otherwise provided in this Work Letter, Tenant shall respond to all requests for consents, approvals or directions made by Landlord pursuant to this Work Letter within five (5) days following Tenant’s receipt of such request. Tenant’s failure to respond within such five (5) day period shall be deemed approval by Tenant.
4.
TI Allowance.
4.1
Application of TI Allowance. Landlord shall contribute the TI Allowance toward the costs and expenses incurred in connection with the performance of the Tenant Improvements, in accordance with Article 8 of the Amendment and this Work Letter. If the entire TI Allowance is not applied toward or reserved for the costs of the Tenant Improvements, then Tenant shall not be entitled to a credit of such unused portion of the TI Allowance. Tenant may apply the TI Allowance for the payment of construction and other costs in accordance with the terms and provisions of the Amendment.
4.2
Approval of Budget for the Tenant Improvements. Notwithstanding anything to the contrary set forth elsewhere in this Work Letter or the Amendment, Landlord shall not have any

EXHIBIT B

obligation to expend any portion of the TI Allowance until Landlord and Tenant shall have approved in writing the budget for the Tenant Improvements (the “Approved Budget”). Prior to Landlord’s approval of the Approved Budget, Tenant shall pay all of the costs and expenses incurred in connection with the Tenant Improvements as they become due. The initial Approved Budget is anticipated to be provided at or near the time of the Approved Schematic Plans, which Approved Budget will be periodically updated during the construction process; provided, however, that any changes to the Approved Budget shall be mutually agreed to by Landlord and Tenant. Tenant shall promptly reimburse Landlord for costs or expenses relating to the Tenant Improvements that exceed the amount of the TI Allowance.
5.
Miscellaneous.
5.1
Incorporation of Lease Provisions. Sections 40.6 through 40.19 of the Original Lease are incorporated into this Work Letter by reference, and shall apply to this Work Letter in the same way that they apply to the Lease.
5.2
General. Except as otherwise set forth in the Lease or this Work Letter, this Work Letter shall not apply to improvements performed in any additional premises added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise; or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the original Term, whether by any options under the Lease or otherwise, unless the Lease or any amendment or supplement to the Lease expressly provides that such additional premises are to be delivered to Tenant in the same condition as the Suite 230 Additional Premises.

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EXHIBIT B

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:

BMR-ROAD TO THE CURE LP, a Delaware limited partnership

By:	/s/ Marie Lewis
Name:	Marie Lewis
Title:	Senior Vice President, Legal and Assistant Secretary

TENANT:

ASPEN NEUROSCIENCE, INC., a Delaware corporation

By:	/s/ Damien McDevitt
Name:	Damien McDevitt
Title:	President and CEO

8/24/2021

EXHIBIT B

EXHIBIT C

ACKNOWLEDGEMENT OF SUITE 230 ADDITIONAL PREMISES
TERM COMMENCEMENT DATE

THIS ACKNOWLEDGEMENT OF SUITE 230 ADDITIONAL PREMISES TERM COMMENCEMENT DATE is entered into as of [_______], 20[__], with reference to that certain Second Amendment to Lease (the “Amendment”) dated as of [_______], 2021, by ASPEN NEUROSCIENCE, INC., a Delaware corporation (“Tenant”), in favor of BMR-ROAD TO THE CURE LP, a Delaware limited partnership (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Amendment.

Tenant hereby confirms the following:

1.
Tenant accepted possession of the Suite 230 Additional Premises for use in accordance with the Permitted Use on [_______], 20[__]. Tenant first occupied the Suite 230 Additional Premises for the Permitted Use on [_______], 20[__].
2.
The Suite 230 Additional Premises are in good order, condition and repair.
3.
The Tenant Improvements in the Suite 230 Additional Premises are Substantially Complete.
4.
In accordance with the provisions of the Amendment, the Suite 230 Additional Premises Term Commencement Date is [_______], 20 [__], and, unless the Lease is terminated prior to the New Expiration Date pursuant to its terms, the New Expiration Date shall be [_______], 20[__].
5.
The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises[, except [_______]].
6.
To Tenant’s knowledge, Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.
7.
The obligation to pay Rent with respect to the Suite 230 Additional Premises is presently in effect and all Rent obligations on the part of Tenant under the Lease commenced to accrue on [_______], 20 [__], with Base Rent payable on the dates and amounts set forth in the chart below:

Dates	Approximate Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
[__]/[__]/[__]-[__]/[__]/[__]	[ ]	$[_______] [monthly][OR][annually]	[ ]	[ ]

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EXHIBIT C

IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Suite 230 Additional Premises Term Commencement Date as of the date first written above.

TENANT:

ASPEN NEUROSCIENCE, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT C